Exhibit 10.6
20% ECCC Assignment
ASSIGNMENT
THIS LEASE ASSIGNMENT made and entered into and effective July 1 2003 executed in triplicate originals by and between Eastern Consolidated Energy, Inc. ("ECEI") and Eastern Consolidated Coal Corp ("ECCC").

WITNESSETH:

WHEREAS, ECEI as Lessee, holds rights in and to the Warfield property (the "Property") described in that certain Lease Agreement which will be subsequently attached as Exhibit "A" hereof; and

WHEREAS, ECEI desires to assign a twenty percent (20%) Net Working Interest to ECCC in exchange for its consulting and services for the past two years on the Dempsey Heirs Lease; and

WHEREAS, ECEI is willing to assign the twenty percent (20%) New Working Interest in the Dempsey Heirs lease, upon the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth below, the adequacy and sufficiency of which are hereby acknowledged, ECEI and ECCC agree as follows:
1. ECEI hereby assigns a twenty percent (20%) Net Working Interest (the net profit before income tax and the deduction of any loss from a prior month will be recouped before payment is made) to ECCC, without warranties of any kind except those listed in (a) & (b) below, the same percentage of its right, title and interest in the Lease, and ECEI warrants that:
(a) It will furnish ECCC with true and complete copies of the Lease; and
(b) It is not in default on the Lease, and has not received any notice of default from any Lessor (the "Lessors") on the Lease.
2. ECCC hereby accepts the twenty percent (20%) assignment of ECEI's right, title and interest in and to the Lease.
3. It is understood by both ECEI and ECCC that the Agreement may require future modifications to adequately reflect specific changes in the lease, and/or to correct any errors or omissions contained herein or not contemplated. ECEI and ECCC hereby agree to provide full and timely cooperation on any such modifications and for any reasonable requests for information to support this Agreement.
4. By this Lease Assignment, ECEI assigns to ECCC only such rights and privileges as it possesses under the Lease and no more.
5. Notices required hereunder shall be sent certified mail to the addresses specified below and shall be effective as of the date postmarked thereon.

To ECEI:                               To ECCC:
Larry Hunt                             Jeff E. Miller
9900 W Sample Rd. Suite #300           9900 W Sample Rd. Suite #300
Coral Springs, FL 33065                Coral Springs, FL 33065

6. The rights and obligations of the parties hereunder shall be interpreted in accordance with the laws of the State of Florida.
7. This Assignment shall not be modified or amended except in writing executed by both parties.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first written above.

BY:/s/Jeff E. Miller                  BY:/s/Larry Hunt
Jeff E. Miller, V President ECCC      Larry Hunt, President ECEI